EXHIBIT 3.4

                               STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                              DOMESTIC CORPORATION

         Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

         FIRST: The name of the surviving corporation is Checkers Drive-In Restaurants, Inc., and the name of the corporation being merged into this surviving corporation is Rally's Hamburgers, Inc.

         SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

         THIRD: The name of the surviving corporation is Checkers Drive-In Restaurants, Inc., a Delaware corporation.

         FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

         FIFTH: The merger is to become effective at 11:59 p.m. on August 9, 1999.

         SIXTH: The Agreement of Merger is on file at Checkers Drive-In Restaurants, Inc. 14255 49th Street North, Building I, Clearwater, Florida 33762, the place of business of the surviving corporation.

         SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request without cost, to any stockholders of the constituent corporation.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                         DIVISION OF CORPORATION
                                                       FILED 11:59 ON 08/09/1999
                                                              991389261 -2272161



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         IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 9th day of August, A.D., 1999.

                                Name: /s/ RICHARD A. PEABODY
                                      --------------------------
                                          Richard A. Peabody

                               Title: SENIOR VICE PRESIDENT &
                                      CHIEF FINANCIAL OFFICER
                                      -------------------------
                                      Senior Vice-President and
                                      Chief Financial Officer